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                                                                     EXHIBIT 3.1

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                                    BY-LAWS

                                       OF

                              MANVILLE CORPORATION





                    As Amended and Restated on July 31, 1996


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                                    BY-LAWS
                                       OF
                              MANVILLE CORPORATION
                            (A DELAWARE CORPORATION)

                          ----------------------------

                                   ARTICLE I
                            MEETINGS OF SHAREHOLDERS

         SECTION 1.01. Annual Meetings. The annual meeting of shareholders for the election of Directors and for the transaction of such other business as may come before the meeting shall be held at such place within or without the State of Delaware and at such date and at such time as determined by resolution of the Board of Directors.

         SECTION 1.02. Special Meetings. Special meetings of the shareholders may be called for any purpose at any time by the chief executive officer of the Corporation or by the Board of Directors and shall be called by the chief executive officer or the Secretary of the Corporation upon the written request of shareholders owning 15 percent or more of the outstanding shares entitled to vote. Such written request shall specify the purpose or purposes of, and a proposed date for, the meeting and shall be sent to the Corporation at its principal offices, addressed to the attention of the chief executive officer or Secretary, by first class mail, return receipt requested, postage prepaid, or by facsimile or hand delivery. Upon receipt of such written request, the chief executive officer or Secretary shall promptly give notice of, and shall convene, a special meeting of the shareholders for the purpose or purposes set forth in such written request to be held on a date within five days of the proposed date specified in the written request (or the date closest to such date which complies with applicable law, regulations and the rules of any exchange on which the Corporation's voting shares are then listed). Special meetings may be held at such place within or without the State of Delaware and at such hour as may be designated in the notice of such meeting.

         SECTION 1.03. Notice of Shareholders' Meetings. The notice of all meetings of shareholders shall be in writing and shall state the place, date and hour of the meeting and the name and capacity of the person issuing the notice. The notice of an annual meeting shall state that the meeting is called for the election of Directors and for the transaction of other business which may properly come before the meeting and, if any other action which could be taken as a special meeting is to be taken at such annual meeting, shall state the additional purpose or purposes of the meeting. The notice of special meeting shall state the purpose or purposes for which the meeting is called and shall also indicate that it is being issued by or at the direction of the person or persons calling the meeting.

         A copy of the notice of each meeting of shareholders shall be given, personally or by mail, not less than ten days nor more than sixty days before the date of the meeting, to each shareholder at his record address or at such other address which he may have furnished by request in writing to the Secretary of the Corporation. If a meeting is adjourned to another time





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or place, and, if any announcement of the adjourned time or place is made at the meeting, it shall not be necessary to give notice of the adjourned meeting unless the adjournment is for more than thirty days or the Directors, after adjournment, fix a new record date for the adjourned meeting.

         Notice of a meeting need not be given to any shareholder who submits a signed waiver of notice, in person or by proxy, whether before or after the meeting. The attendance of a shareholder at a meeting, in person or by proxy, shall constitute a waiver, except when the shareholder attends the meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

         SECTION 1.04. Quorum at Shareholders' Meetings: Vote Required. At any meeting of the shareholders the holders of a majority of the outstanding shares entitled to vote at such meeting and present in person or by proxy shall constitute a quorum. If there shall be less than a quorum at any meeting of the shareholders, a majority of those present may adjourn the meeting.

         Directors shall be elected by a plurality of the votes cast at a meeting of shareholders by the holders of shares entitled to vote in the election. Whenever any corporate action, other than the election of Directors, is to be taken by vote of the shareholders, it shall, except as otherwise required by the General Corporation Law of the State of Delaware, be authorized by a majority of the votes cast at a meeting of shareholders by the holders of shares entitled to vote thereon.

         SECTION 1.05. Inspectors at Shareholders' Meetings. The Board of Directors or the Chairman of the Board, in advance of any shareholders' meeting, may appoint one or more inspectors to act at the meeting or any adjournment thereof. If inspectors are not so appointed, the person presiding at the shareholders' meeting may, and on the request of any shareholders entitled to vote thereat shall, appoint one or more inspector. In case any person appointed fails to appear or act, the vacancy may be filled by appointment made by the Board of Directors or the Chairman of the Board in advance of the meeting or at the meeting by the person presiding thereat. Each inspector, before entering upon the discharge of his duties, shall take and sign an oath faithfully to execute the duties of inspector at such meeting with strict impartiality and according to the best of his ability.

         The inspectors shall determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum, the validity and effect of proxies, and shall receive votes, ballots or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, ballots or consents, determine the result, and do such acts as are proper to conduct the election or vote with fairness to all shareholders. On request of the person presiding at the meeting or any shareholder entitled to vote thereat, the inspectors shall make a report in writing of any challenge, question or matter determined by them and execute a certificate of any fact found by them. Any report or certificate made by them shall be prima facie evidence of the facts stated and of the vote as certified by them.

         SECTION 1.06. Presiding Officer and Secretary of Meetings. At each meeting of the shareholders, the chief executive officer of the Corporation shall preside. If the Chairman of the Board is the chief executive officer and is not present, then the President, or if neither be present,





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a Vice President, shall preside.  If none of such officers be present, a presiding officer shall be elected at the meeting. The Secretary of the Corporation shall act as secretary of such meetings, if present, and if not, a secretary for the meeting shall be appointed by the presiding officer thereat.

                                   ARTICLE II
                                   DIRECTORS

         SECTION 2.01. Qualifications and Number. A Director need not be a shareholder, a citizen of the United States or a resident of the State of Delaware. The number of Directors constituting the whole Board of Directors shall be not less than two nor more than nineteen, the precise number to be fixed from time to time by resolution of the Board of Directors. The number of Directors may be increased or decreased by action of Directors, provided that any such increase or decrease shall require the vote of a majority of the whole Board of Directors. No decrease shall shorten the term of any incumbent Director. Any Director may be removed with or without cause by the holders of a majority of the shares then entitled to vote at an election of directors.

         SECTION 2.02. Term. Directors who are elected at an annual meeting of shareholders, and Directors who are elected in the interim to fill vacancies and newly created directorships, shall hold office until the next annual meeting of shareholders and until their successors have been elected and qualified. In the interim between annual meetings of shareholders, newly created directorships and any vacancies in the Board of Directors, including vacancies resulting from the resignation or removal of Directors, may be filled by the vote of the remaining Directors then in office, although less than a quorum exists.

         SECTION 2.03. Place and Time of Meetings of the Board. Regular and special meetings of the Board of Directors shall be held at such places (within or without the State of Delaware) and at such times as may be fixed by the Board of Directors or upon call of the chief executive officer of the Corporation or of the executive committee or, in the case of special meetings, upon call of at least two Directors.

         SECTION 2.04. Quorum and Manner of Acting. One-third of the whole Board of Directors shall constitute a quorum for the transaction of business, but if there shall be less than a quorum at any meeting of the Board of Directors, a majority of those present (or if only one be present, then that one) may adjourn the meeting from time to time and the meeting may be held as adjourned without further notice. At all meetings of Directors, a quorum being present, all matters shall be decided by the vote of a majority of the Directors present at the time of the vote.

         SECTION 2.05. Unanimous Written Consent. Any action required or permitted to be taken by the Board of Directors or any of its committees may be taken without a meeting if all members of the Board of Directors or the committee consent in writing to the adoption of a resolution authorizing the action. The resolution and the written consent thereto by the members of the Board of Directors or the committee shall be filed with the minutes of the proceedings of the Board of Directors or committee.





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         SECTION 2.06.  Attendance by Electronic Means.  Any one or more members of the Board of Directors or any committee thereof may participate in a meeting of such Board or committee by means of a conference telephone or similar communications equipment allowing all persons participating in the meeting to hear each other at the same time. Participation by such means shall constitute presence in person at a meeting.

         SECTION 2.07. Remuneration of Directors. In addition to reimbursement for his reasonable expenses incurred in attending meetings or otherwise in connection with his attention to the affairs of the Corporation, each Director as such, and as a member of any committee of the Board of Directors, shall be entitled to receive such remuneration as may be fixed from time to time by the Board of Directors.

         SECTION 2.08. Notice of Meetings. Regular meetings of the Board of Directors may be held without notice if the time and place of such meetings are fixed by the Board. All regular meetings of the Board of Directors, the time and place of which have not been fixed by the Board of Directors, and all special meetings of the Board of Directors shall be held upon at least two hours' notice to the Directors given by letter, telegram or telephone. No notice need specify the purpose of the meeting. Any requirement of notice shall be effectively waived by any Director who signs a waiver of notice before or after the meeting. Attendance of any Director at a meeting shall constitute a waiver of any requirement of notice, except when such Director attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

         SECTION 2.09. Executive Committee and Other Committees. The Board of Directors, by resolution adopted by a majority of the whole Board, may designate from among its members an executive committee and other committees to serve at the pleasure of the Board of Directors. Each committee shall consist of three or more Directors and shall be empowered to perform such functions as may, by resolution, be delegated to it by the Board, except that no committee shall have authority with respect to the following matters:

         (1)     amending the certificate of incorporation;

         (2) adopting an agreement of merger or consolidation or recommending to the stockholders the sale, lease or exchange of all or substantially all of the Corporation's property and assets or a dissolution of the Corporation or a revocation of a dissolution;

         (3)     amending the by-laws of the Corporation; or

         (4)     declaring a dividend or authorizing the issuance of stock.

         The Board of Directors may designate one or more Directors as alternate members of any such committee, who may replace any absent member or members at any meetings of such committee. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in place of the absent or disqualified member.





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                                  ARTICLE III
                                    OFFICERS

         SECTION 3.01. Officers. The Board of Directors, at its first meeting held after the annual meeting of shareholders in each year, shall appoint a President, one or more Vice Presidents, a Secretary and a Treasurer. The Board of Directors may also appoint from time to time such other officers or agents as they may deem proper. The President shall be appointed from among the members of the Board of Directors. The Board of Directors may specify which officer shall be chief executive office of the Corporation. Any two or more offices may be held by the same person.

         Any two or more offices may be held by the same person.

         SECTION 3.02. Term of Office. Unless otherwise provided in the resolution or election or appointment, each officer should hold office until the meeting of the Board of Directors following the next annual meeting of shareholders and until his successor has been elected and qualified, provided, the Board of Directors may remove any officer for cause or without cause.

         SECTION 3.03. Powers and Duties. Officers shall have such powers and duties as generally pertain to their respective offices and such further powers and duties as from time to time shall be conferred by the Board of Directors.

                                   ARTICLE IV
                                INDEMNIFICATION

         SECTION 4.01. Indemnification. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was a Director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a Director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

         The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a Director, officer, employee or agent, of the Corporation, or is or was serving at the request of the Corporation as a Director, officer, employee or agent of another corporation, partnership, joint





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venture, trust or other enterprise, against expenses (including attorneys'
fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the Corporation unless and only to the extent that the Court of Chancery of the State of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery of the State of Delaware or such other court shall deem proper.

         To the extent that a Director, officer, employee or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in the first two paragraphs of this
Section 4.01 or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

         Any indemnification under the first two paragraphs of this Section
4.01 (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the Director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in the first two paragraphs of this Section 4.01. Such determination shall be made (1) by the Board of Directors by a majority vote of a quorum consisting of Directors who were not parties to such action, suit or proceeding, or (2) if such a quorum is not obtainable, or even if obtainable a quorum of disinterested Directors so directs, by independent legal counsel in a written opinion, or (3) by the shareholders.

         Expenses incurred in defending a civil or criminal action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the Director, officer, employee or agent to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized in this Section 4.01.

         The indemnification provided by Section 4.01 shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any by-law, agreement, vote of shareholders or disinterested Directors or otherwise, both as to action in their official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a Director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

         The Corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a Director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a Director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Section 4.01.





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         For purposes of this Section 4.01, references to "the Corporation"
shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its Directors, officers, and employees, or agents, so that any person who is or was a Director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a Director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise shall stand in the same position under the provisions of this
Section 4.01 with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

         For purposes of this Section 4.01, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to "serving at the request of the corporation" shall include any service as a Director, officer, employee or agent of the Corporation which imposes duties on, or involves services by, such Director, officer, employee, or agent with respect to an employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the Corporation" as referred to in this
Section 4.01.

                                   ARTICLE V
                                 CAPITAL STOCK

         SECTION 5.01. Share Certificates. Each certificate representing shares of the Corporation shall be in such form as may be approved by the Board of Directors. Each such certificate shall be signed by the Chairman of the Board or the President or a Vice President and by the Secretary or Treasurer or an Assistant Secretary or an Assistant Treasurer. The signatures of said officers upon a certificate may be facsimile, engraved or printed, to the extent permitted by law. In case any officer who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the Corporation with the same effects as if he were such officer at the date of issue.

         SECTION 5.02. Lost, Destroyed or Stolen Certificates. No certificate representing shares shall be issued in place of any certificate alleged to have been lost, destroyed or stolen, except on production of such evidence of such loss, destruction or theft and on delivery to the Corporation, if the Board of Directors shall so require, of a bond of indemnity in such amount, upon such terms and secured by such surety as the Board of Directors may in its discretion require.

         SECTION 5.03. Transfer of Shares. The shares of stock of the Corporation shall be transferable or assignable on the books of the Corporation only by the person to whom they have been issued or his legal representative and only upon surrender of the certificate or certificates representing such shares.





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         SECTION 5.04.  Record Dates.  For the purpose of determining the shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof or for the purpose of determining shareholders entitled to receive payment of any dividend or the allotment of any rights, or for the purpose of any other action, the Board may fix, in advance, a date as the record date for any such determination of shareholders. Such date shall not be more than sixty nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action.

                                   ARTICLE VI
                                 MISCELLANEOUS

         SECTION 6.01. Signing of Instruments. All checks, drafts, notes, acceptances, bills of exchange and orders for the payment of money shall be signed in such manner and by such person or persons as may be authorized from time to time by resolution of the Board of Directors.

         SECTION 6.02. Corporate Seal. The seal of the Corporation shall be in such form as the Board of Directors shall approve.

                                  ARTICLE VII
                             AMENDMENTS TO BY-LAWS

         SECTION 7.01. Amendments. These by-laws or any of them may be amended or repealed, and new by-laws adopted, at any annual meeting of the shareholders, or at any special meeting called for that purpose, by a vote of a majority of the shares represented and entitled to vote. The Board of Directors shall have power, by a majority vote of the whole Board, to amend or repeal these by-laws, or any of them, or to adopt new by-laws if notice of the proposed change has been delivered or mailed to each Director with the notice of the meeting or if all the Directors are present or have all assented in writing to such change, but any such action of the Board of Directors may be amended or repealed by the shareholders at any annual meeting or any special meeting called for that purpose. If any by-law regulating an impending election of Directors is adopted, amended or repealed by the Board, there shall be set forth in the notice of the next meeting of shareholders for the election of Directors the by-law so adopted, amended or repealed, together with a concise statement of changes made.





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